Exhibit 10.14

EMBARK TRUCKS INC.

2016 STOCK PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

<Participant Name>

<Participant Address>

Embark Trucks Inc., a Delaware corporation (the “Company”) grants you an award of restricted stock units, each of which represents the right to receive, in accordance with the Restricted Stock Unit Award Agreement, attached hereto as Exhibit A (the “Agreement”) and the Embark Trucks Inc. 2016 Stock Plan, as amended from time to time (the “Plan”), one share of Common Stock, as follows:

Grant Date:

Total Number of RSUs:

Vesting Commencement Date:

Vesting Schedule:

Transferability	You may not transfer the RSUs except as set forth in Section 2.2 of the Agreement (subject to compliance with Applicable Laws).

By your signature and the signature of the Company’s representative or by otherwise accepting the RSUs, you and the Company agree that the RSUs are granted under and governed by the terms and conditions of this Notice, the Plan and the Agreement [(which includes the Country-Specific Addendum, as applicable)], which is attached to and made a part of this Notice.

In addition, you agree and acknowledge that your rights to any Shares underlying the RSUs will vest only as you provide services to the Company over time, that the grant of the RSUs is not as consideration for services you rendered to the Company prior to your date of hire, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause, subject to Applicable Laws.

THE COMPANY:

EMBARK TRUCKS INC.

By:

Alex Rodrigues, CEO
424 Townsend Street
San Francisco, CA 94107

PARTICIPANT:

<Participant Name>

(Signature)

Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached Embark Trucks, Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Embark Trucks Inc. 2016 Stock Plan, as amended from time to time (the “Plan”). Each vested Restricted Stock Unit represents the right to receive one share of Common Stock (“Share”). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1            Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF RESTRICTED STOCK UNITS

Section 2.1            Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any affiliates and for other good and valuable consideration.

Section 2.2            Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock underlying any such RSUs. Prior to actual settlement of any RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The RSUs may not be transferred in any manner otherwise than as set forth in Section 12 of the Plan. The terms of the RSUs shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

Section 2.3            Vesting Schedule.

(a)          The RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).

(b)          Unless otherwise determined by the Administrator, (i) upon Involuntary Termination or termination of Participant’s Continuous Service Status as a result of his or her death or Disability, the Participant shall immediately forfeit any and all RSUs granted under this Agreement that have not vested on or prior to the date on which such termination occurs, and Participant’s rights in any such RSUs that are not so vested shall lapse and expire, and (ii) upon termination of the Participant’s Continuous Service Status for Cause, any portion of the RSUs that has become vested on or prior to the date of such termination shall be forfeited on such date and shall not thereafter become exercisable.

Section 2.4            Tax-Related Items. As a condition to the grant, vesting and settlement of the RSUs and as further set forth in Section 10 of the Plan, the Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Subsidiary or Affiliate for) any applicable taxes or tax withholdings, social contributions, required deductions, or other payments, if any (“Tax-Related Items”), which arise upon the grant, vesting or settlement of the RSUs, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with the RSUs or the Shares, whether by withholding, direct payment to the Company, or otherwise as determined by the Company in its sole discretion. Regardless of any action the Company or any Subsidiary or Affiliate takes with respect to any or all applicable Tax-Related Items, Participant acknowledges and agrees that the ultimate liability for all Tax- Related Items is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or any Subsidiary or Affiliate. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to RSUs or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any Subsidiary or Affiliate pursuant to Applicable Law), such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or settlement of the RSUs, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company or any Subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Section 2.5             Issuance of Common Stock upon Vesting.

(a)            Within 120 days following the Vesting Date of any Restricted Stock Units pursuant to Section 2.3 hereof (but in no event later than March 15 of the year following the year in which the Vesting Date occurs), the Company shall deliver to the Participant a number of Shares (either by delivering one or more certificates for such shares of Common Stock or by entering such shares of Common Stock in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this Award that vest on the applicable Vesting Date, unless such RSUs terminate prior to the applicable Vesting Date pursuant to Section 2.3 hereof. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Laws, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.5(a) if such delay will result in a violation of Section 409A of the Code.

Section 2.6             Conditions to Delivery of Shares. The Company is not obligated, and will have no liability for failure to issue or deliver any Shares upon the vesting of the RSUs unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. Furthermore, the Participant understands that the Applicable Laws of the country in which the Participant is residing or working at the time of grant or vesting of the RSUs (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of the RSUs. The RSUs may not be settled until such time as the Plan has been approved by the holders of capital stock of the Company, or if the issuance of such Shares upon such settlement or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the issuance or delivery of the Shares, the Company may require the Participant to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for U.S. income tax purposes, the Shares shall be considered transferred to the Participant on the date on which the Company initiates payment of the Shares in settlement of the RSUs, subject to Applicable Laws.

Section 2.7             Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any shares of Common Stock underlying the RSUs and deliverable hereunder unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 11 of the Plan.

Section 2.8             Lock-Up Agreement. If so requested by the Company or the underwriters in connection with a Public Offering, the Participant shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of 216 days from the effective date of the registration statement, and the Participant shall execute an agreement reflecting the foregoing as may be requested by the Company or the underwriters at the time of such offering. “Public Offering” means, whether directly or indirectly (including through one or more affiliated companies and/or IPO vehicles), (a) a direct listing of the equity securities of the Company or any of its subsidiaries, (b) any merger of the Company or any of its subsidiaries with or into a “special purpose acquisition corporation” or “blank check company” (as defined by the Securities and Exchange Commission) or (c) the Company or any of its subsidiaries’ first underwritten sale to the public of the Company’s or such subsidiary’s equity securities (or its successor’s equity securities) under the Securities Act.

ARTICLE III.

OTHER PROVISIONS

Section 3.1             Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the RSU terms), and hereby accepts the RSUs and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the RSUs. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

Section 3.2             Imposition of Other Requirements. The Company reserves the right, without the Participant’s consent, to cancel or forfeit outstanding grants or impose other requirements on the Participant’s participation in the Plan, on the RSUs and the Shares and on any other Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan in order to prevent adverse tax or other financial consequences to the Participant. The Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, the Participant acknowledges that the Applicable Laws of the country in which the Participant is residing or working at the time of grant, holding and vesting of the RSUs or the holding or sale of Shares received pursuant to the RSUs (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject the Participant to additional procedural or regulatory requirements that the Participant is and will be solely responsible for and must fulfill. [If applicable, such requirements may be outlined in but are not limited to the Country-Specific Addendum (the “Addendum”) attached hereto as Exhibit B, which forms part of this Agreement. Notwithstanding any provision herein, the Participant’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in the Addendum.] The Participant also understands and agrees that if the Participant works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or Company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the date of grant, unless otherwise determined by the Company in its sole discretion.

Section 3.3             Electronic Delivery and Translation. The Company may, in its sole discretion, decide to deliver any documents related to the Participant’s current or future participation in the Plan, the RSUs, the Shares, any other Listed Securities or any other Company-related documents, by electronic means. By accepting the RSUs, whether electronically or otherwise, the Participant hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent the Participant has been provided with a copy of this Agreement, the Plan, or any other documents relating to the RSUs in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

Section 3.4            No Acquired Rights or Employment Rights. In accepting the RSUs, the Participant acknowledges that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time. The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, other Awards or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past, and all decisions with respect to future grants of RSUs or other Awards, if any, will be at the sole discretion of the Company. In addition, the Participant’s participation in the Plan is voluntary, and the RSUs and the Shares are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate. The RSUs and the Shares are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination. Nothing contained in this Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time. This Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the Participant’s employment or service at any time, subject to Applicable Laws.

Section 3.5            Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, whether in electronic or other form, of the Participant’s personal data (as described below) by and among, as applicable, the Company and any Subsidiary or Affiliate or third parties as may be selected by the Company, for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan or to realize benefits from the RSUs. The Participant understands that the Company and any Subsidiary or Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or Affiliate, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Personal Data”). The Participant understands that Personal Data may be transferred to any Subsidiary or Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.

Section 3.6            Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.

Section 3.7            Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

Section 3.8             Amendment and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

Section 3.9           Successors and Assigns. Except as otherwise provided in this Agreement or the Plan, the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

Section 3.10          Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records. notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

Section 3.11          Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision shall be excluded from this Agreement, the balance of the Agreement shall be interpreted as if such provision were so excluded and the balance of the Agreement shall be enforceable in accordance with its terms.

Section 3.12          Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

Section 3.13          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

Section 3.14          Tax Consultation. The Participant acknowledges and agrees that his or her entry into this Agreement and participation in the Plan is voluntary and there may be consequences as a result of his or her receipt of the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that he or she (a) has consulted with any tax advisors or consultants he or she deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and (b) is not relying on the Company or its Subsidiaries or Affiliates or any of their respective officers, directors, employees or agents for any tax advice. The Participant is relying solely on his or her own advisors or consultants and not on any statements or representations of the Company or its Subsidiaries or Affiliates or any of their respective officers, directors, employees or agents. The Participant understands that he or she (and not the Company) shall be solely responsible for the Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

Section 3.15          Participant’s Representations. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse or domestic partner, if applicable, that (a) the Participant is holding the RSUs for the Participant’s own account, and not for the account of any other person, (b) the Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities; and (c) if the Participant is located outside of the United States, he or she (i) is not a U.S. person as such term is defined under Rule 902 of Regulation S promulgated under the Securities Act, (ii) is not acquiring the RSUs for the account or benefit of any U.S. person, and (iii) will not (A) resell or offer to resell the RSUs, or any portion thereof, or (B) engage in hedging transactions, in each case, except in accordance with the terms of the Plan and this Agreement and in accordance with Regulation S, or pursuant to an available exemption from registration under the Securities Act and otherwise in compliance with all applicable securities laws.

Section 3.16          Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.17           Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.18           Shares Subject to Plan and Stockholders Agreement. The Participant acknowledges that any shares of Common Stock acquired upon settlement of the RSUs are subject to the terms of the Plan.

Section 3.19           Section 409A. This Agreement and the RSUs are intended to be exempt from, or comply with, Section 409A of the Code and shall be interpreted consistent with such intent. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines in good faith that any provision of this Agreement would cause the Participant to incur an additional tax, penalty or interest under Section 409A of the Code, the Company may (but is not obligated to) (a) adopt amendments to the Notice, this Agreement and/or the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, as the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by the RSUs, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (b) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A of the Code or to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder. Notwithstanding the foregoing, no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from the Participant or any other individual to the Company or any of its Subsidiaries or Affiliates or any of their respective officers, directors, employees or agents.

EXHIBIT B

Country-Specific Addendum